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Exhibit 32


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
               PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Aqua Dyne, Inc. (the "Company") on Form 10-QSB for the nine months ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Greg Paxton, Chief Executive Officer and Chief Financial Officer, certifies pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Greg Paxton
-----------------------------
Greg Paxton
Chief Executive Officer and
Chief Financial Officer
November 14, 2005


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